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Exhibit 99.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Annual Report of AAF-McQuay Inc. (the "Company") on Form 10-K for the period ended June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof, I, Ho Nyuk Choy, President and Chief Executive Officer of the Company, certify, pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge: (1) the annual report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and (2) the information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ HO NYUK CHOY Ho Nyuk Choy President and Chief Executive Officer (Principal Executive Officer)	September 13, 2002

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  Exhibit 99.1
Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002